                                  EXHIBIT 3.13
                                  ------------


                                    BY-LAWS


                                       OF


                              TELECONVERSANT, LTD.



                             ARTICLE I  -  OFFICES
                             ---------------------

     The Principal office of the corporation in the State of Massachusetts shall be located at 6 Lindsey Street, Marblehead, Massachusetts. The corporation may have such other offices, either within or without the State of Incorporation as the Board of Directors may designate or as the business of the corporation may from time to time require.


                          ARTICLE II  -  STOCKHOLDERS
                          ---------------------------

1.  ANNUAL MEETINGS.
    ---------------

     The annual meeting of the Stockholders shall be held on the 2nd Wednesday of February in each year, beginning with the year 1988 at the hour 9:00 o'clock, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.


2.  SPECIAL MEETING.
    ---------------

     Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by the statute, may be called by the President or by a majority of the Board of Directors, acting by vote or by written instrument or instruments, and shall be called by the President at the request of the holders of not less than 25% of all the outstanding shares of the corporation entitled to vote at the meeting.

3.  PLACE OF MEETING.
    ----------------

     The Directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Directors. A Waiver of Notice signed by all Stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.
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4.  NOTICE OF MEETING.
    -----------------

     A written notice of the place, date and hour of all meetings of the Stockholders stating the purposes of the meeting shall be given at least three
(3) days before the meeting to each Stockholder entitled to vote thereat and to each Stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, certified mail, return receipt requested, addressed to such Stockholder at his address as it appears on the records of the corporation. Such mailed notice shall be deemed to be given on the date any such Stockholder receives such notice.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
    --------------------------------------------------

     For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, ten (10) days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least five (5) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Directors may fix in advance a date as the record date for any such determination of Stockholders, date in any case to be not more than seven (7) days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.


6.  VOTING LISTS.
    ------------

     The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least seven (7) days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of seven (7) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any Stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Stockholders entitled to examine such list or transfer books or to vote at the meeting of Stockholders.

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7.  QUORUM.
    ------

     At any meeting of Stockholders fifty (50%) percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholder to leave less than a quorum.


8.  PROXIES.
    -------

     At all meeting of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Clerk of the corporation before or at the time of the meeting.


9.  VOTING.
    ------

     Each Stockholder entitled to vote in accordance with the terms and provisions of the Articles of Organization and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such Stockholders. Upon the demand of any Stockholder, the vote for Directors and upon any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Organization or the laws of this State.


10.  ORDER OF BUSINESS.
     -----------------

     The order of business at all meetings of the Stockholders, shall be as follows:

     1.  Roll Call;

     2.  Proof of Notice of meeting or Waiver of Notice;

     3.  Reading of minutes of preceding meeting;

     4.  Reports of Officers;

     5.  Reports of Committees;

     6.  Election of Directors;


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     7.  Unfinished Business;

     8.  New Business.


11.  INFORMAL ACTION BY STOCKHOLDERS.
     -------------------------------

     Unless otherwise provided by law, any action required to be taken at a meeting of the Stockholders, or any other action which may be taken at a meeting of the Stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter hereof.


                       ARTICLE III  -  BOARD OF DIRECTORS
                       ----------------------------------


1.   GENERAL POWERS.
     --------------

     The business and affairs of the corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this States.


2.   NUMBER, TENURE AND QUALIFICATIONS.
     ---------------------------------

     The Board of Directors shall consist of not fewer than three (3) Directors, except that whenever there shall be only two (2) Stockholders, the number of Directors shall be not fewer than two (2), and whenever there shall be only one
(1) Stockholder, the number of Directors shall be not fewer than one (1). The number of Directors shall be as determined from time to time by the Stockholders and may be enlarged by vote of a majority of the Directors then in office. The Directors shall be chosen at the annual meeting of the Stockholders by such Stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. No Director need be a Stockholder.


3.   REGULAR MEETINGS.
     ----------------

     A regular meeting of the Directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of Stockholders. The Directors may provide by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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4.   SPECIAL MEETINGS.
     ----------------

     Special meetings of the Directors may be called by or at the request of the President or any one Director. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.


5.   NOTICE.
     ------

     Notice of any special meeting shall be given at least three (3) days previously thereto by written notice delivered personally, or by telegram or mailed by certified mail, return receipt requested, to each Director at this business address. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


6.   QUORUM.
     ------

     At any meeting of the Directors, a quorum for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held and adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, expect in any case where a different vote is required by law, by the Articles of Organization or by these by-laws.


7.   ACTION BY CONSENT.
     -----------------

     Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all of the Directors consent to the action in writing and written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.



8.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
     -----------------------------------------

     Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of Directors without cause shall be filled by vote of the Stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.


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9.   REMOVAL OF DIRECTORS.
     --------------------

     Any or all of the Directors may be removed for cause by vote of the Stockholders or by action of the Board. Directors may be removed without cause only by vote of the Stockholders.


10.  RESIGNATION.
     -----------

     A Director may resign at any time by giving written notice to the Board, the President or the Clerk of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.


11.  COMPENSATION.
     ------------

     No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.


12.  PRESUMPTION OF ASSENT.
     ---------------------

     A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof.


13.  EXECUTIVE AND OTHER COMMITTEES.
     ------------------------------

     The Board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one or more Directors. Each such committee shall serve at the pleasure of the Board.


                            ARTICLE IV  -  OFFICERS
                            -----------------------


1.   NUMBER.
     ------

     The Officers of the corporation shall be a President, Vice President (if elected by the Board of Directors), a Clerk and a Treasurer, each of whom shall be elected by the Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Directors.


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2.   ELECTION AND TERM OF OFFICE.
     ---------------------------

     The Officers of the corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the Stockholders. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


3.   REMOVAL.
     -------

     Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


4.   VACANCIES.
     ---------

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the terms.


5.   PRESIDENT.
     ---------

     The President shall be the principal executive officer of the corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the Stockholders and of the Directors. He may sign, with the Treasurer or any other proper officer of the corporation thereunto authorized by the Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.


6.   CLERK.
     -----

     The Clerk shall keep the minutes of the Stockholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be the custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each Stockholder which shall be furnished to the Clerk by each Stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of Clerk

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and such other duties as from time to time may be assigned to him by the
President or by the Directors.


7.   TREASURER.
     ---------

     If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Directors.

     In the absence of the President or in the event of his death, inability or refusal to act, the Treasurer, if any, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Treasurer shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.


8.   SALARIES.
     --------

     The salaries of the Officers shall be fixed from time to time by the Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.



              ARTICLE V  -  CONTRACTS, LOANS, CHECKS AND DEPOSITS
              ---------------------------------------------------


1.   CONTRACTS.
     ---------

     The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.


2.   LOANS.
     -----

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3.   CHECKS, DRAFTS, ETC.
     --------------------

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Directors.


4.   DEPOSITS.
     --------

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or to other depositories as the Directors may select.



           ARTICLE VI  -  CERTIFICATES FOR SHARES AND THEIR TRANSFER
           ---------------------------------------------------------


1.   CERTIFICATES FOR SHARES.
     -----------------------

     Certificates representing shares of the corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Treasurer or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the Stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Directors may prescribe.


2.   TRANSFERS OF SHARES.
     -------------------

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the corporation which shall be kept at its principal office.

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, interest in such share on the part of any other person whether or not is shall have express or other notice thereof, except as expressly provided by laws of this state.

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

                          ARTICLE VII  -  FISCAL YEAR
                          ---------------------------

     The fiscal year of the corporation shall end on the last day of December in each year.


                           ARTICLE VIII  -  DIVIDENDS
                           --------------------------

     The Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                              ARTICLE IX  -  SEAL
                              -------------------


     The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."



                         ARTICLE X  -  WAIVER OF NOTICE
                         ------------------------------


     Unless otherwise provided by law, whenever any notice is required to be given to any Stockholder or Director of the corporation under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



                           ARTICLE XI  -  AMENDMENTS
                           -------------------------


     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the Stockholders representing a majority of all the shares issued and outstanding, at any annual Stockholders' meeting or at any special Stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

                              TELECONVERSANT, LTD.
                            Consent of Incorporators
                            ------------------------


                                                           Date:  March 27, 1987


     The undersigned, being the sole incorporator of TELECONVERSANT, LTD., hereby consent to the adoption of the following actions:

VOTED:  To adopt as the By-Laws of this Corporation, the By-Laws attached
-----   hereto.


VOTED:  To fix the number of initial Directors of this Corporation at three (3),
----- and to elect as Directors, President, Treasurer and Clerk, the following, each to serve until his successor been duly elected and qualified:

        Directors:  Courtney P. Snyder, Cathy A. Snyder and Thomas Carroll
        President:  Courtney P. Snyder
        Treasurer:  Courtney P. Snyder
        Clerk:      Richard G. Asoian

VOTED:  That the Articles of Organization for this Corporation, in the form
----- executed by the undersigned, be filed with the office of the Secretary of State of Massachusetts.


     IN WITNESS WHEREOF, this Consent has been executed and filed with the records of the Corporation, and shall be treated for all purposes as votes taken at a Meeting.


                                         /s/ RICHARD G. ASOIAN
                                         ----------------------------


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